UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2006

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

This Form 8-K is to describe ordinary course named executive officer compensation actions taken by the Compensation Committee (the “Committee”) of the Board of Directors of The AES Corporation (the “Board”) as ratified and approved by the Board.

On February 23, 2006, the Committee took the following actions with respect to the compensation of The AES Corporation (the “Company”) named executive officers (as defined in Regulation S-K item 402(a)(3)) and such actions were approved by the Board and effective as of February 24, 2006:

Executive Officer	2006 Salary		2005 Bonus(1)	2006 Restricted Stock Unit Grant(2)	2006 Stock Option Grant(3)	2006 Long- Term Performance Units Grant(4)
Paul T. Hanrahan President and Chief Executive Officer		$903,000	$1,551,000	75,085	152,672	2,400,000
Barry J. Sharp(5) Executive Vice President and Chief Financial Officer	$	N/A	$600,000	0	0	0
John R. Ruggirello(6) Executive Vice President and Chief Operating Officer	$	N/A	$504,000	0	0	0
William R. Luraschi Executive Vice President and General Counsel		$475,000	$500,000	23,464	47,710	750,000
Robert F. Hemphill Executive Vice President		$350,000	$350,000	17,598	35,782	562,500

(1)                                  Annual bonuses to be paid to named executive officers in 2006 for performance during 2005 were based on 2005 performance in the following areas: 40% on business or corporate cash flow targets, 25% on performance improvement targets, 25% on achievement of individual objectives and 10% on safety performance.

(2)                                  Pay out will occur if the applicable continued employment conditions are satisfied and the Total Stockholder Return (“TSR”) on AES common stock exceeds the TSR of the Standard and Poor’s 500 (“S&P 500”) over the three year measurement period beginning on January 1, 2006 and ending on December 31, 2008. If these conditions are met, the actual payout of the Restricted Stock Units would occur in 2011. In situations where the TSR of both AES common stock and the S&P 500 exhibit a gain over the measurement period, the Compensation Committee has the discretion under certain circumstances, but is not required, to permit this grant to vest without the TSR of AES stock exceeding the TSR of the S&P 500.

(3)                                  Each stock option has an exercise price of $17.58 representing the closing price of a share of AES common stock on the NYSE composite tape on the date of grant. The options will vest in three-equal installments on each anniversary following the date of grant, provided that applicable continued employment conditions are satisfied.

(4)                                  On February 24, 2006, the Board approved Long-Term Performance Unit awards to the named executive officers. Such awards will vest in three equal annual installments provided that applicable continued employment conditions are satisfied. Each Long Term Performance Unit will have an initial value of $1 and will be valued at the end of the three year performance period, beginning on January 1, 2005 and ending on December 31, 2007, from $0 to $2.00 depending upon the Company’s actual performance over the performance period as measured by “Cash Value Added” (“CVA”). Any pay out of the Long Term Performance Units will be paid in cash to the holder.

(5)                                  As previously announced by the Company, on January 20, 2006 Victoria D. Harker replaced Barry J. Sharp as Chief Financial Officer.

(6)                                  The Company announced on March 2, 2006 that Mr. Ruggirello is leaving the Company as of March 31, 2006.

Item 5.02                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2006, The AES Corporation (the “Company”) announced that John Ruggirello, Executive Vice President and former Chief Operating Officer, Generation, and former acting Chief Operating Officer for AES’s Integrated Utilities Business is leaving the Company as of March 31, 2006.

Mr. Ruggirello will receive compensation and benefits in accordance with the terms of his employment agreement under Sections 8(a) and (e) and in addition, he will receive a one time severance payment of $400,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Vincent W. Mathis
		Name:	Vincent W. Mathis
		Title:	Deputy General Counsel

Date: March 2, 2006